Exhibit 10.1
ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this "Agreement"), dated as of September 30, 2015 (the "Effective Date"), is entered into between AMBREW, LLC, a Washington limited liability company ("Buyer") and AMERICAN BREWING COMPANY, INC., a Washington corporation ("Seller").
RECITALS:
WHEREAS, Seller is engaged in the business of production and distribution of malted beverages through the operation of a brewery at 180 W. Dayton Street, Edmonds, Washington, and the related operation of a tap room for the retail sale of malted beverages and brewery related merchandise (the "Business"); and
WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, substantially all the assets, and certain specified liabilities described below, of the Business, subject to the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
 definitions
The following terms have the meanings specified or referred to in this Article I:
"Accounts Receivable" has the meaning set forth in Section 2.01(a).
"Action" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
"Advance Deposit" means the amount set forth in Section 2.06.
"Agreement" has the meaning set forth in the preamble.
"Allocation Schedule" has the meaning set forth in Section 2.07.
"Applicable Law" means the laws of the State of Washington and federal law.
"Assigned Contracts" has the meaning set forth in Section 2.01(c).
"Assignment and Assumption Agreement" has the meaning set forth in Section 3.02(a)(ii).
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"Assignment and Assumption of Lease-Production" has the meaning set forth in Section 3.02(a)(vi).
 "Assignment and Assumption of Lease-Warehouse" has the meaning set forth in Section 3.02(a)(vii).
"Assumed Liabilities" has the meaning set forth in Section 2.03.
"Benefit Plan" means an employee benefit plan, within the meaning of ERISA, established and maintained by Seller.
"Bill of Sale" has the meaning set forth in Section 3.02(a)(i).
"Books and Records" has the meaning set forth in Section 2.01(j).
"Business" has the meaning set forth in the recitals.
"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in Seattle, Washington are authorized or required by Law to be closed for business.
"Buyer" has the meaning set forth in the preamble.
"Buyer Closing Certificate" has the meaning set forth in Section 7.03(e).
"Buyer Indemnitees" has the meaning set forth in Section 8.02.
"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.
"Closing" has the meaning set forth in Section 3.01.
"Closing Date" has the meaning set forth in Section 3.01.
"Code" means the Internal Revenue Code of 1986, as amended.
"Contracts" means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.
"Direct Claim" has the meaning set forth in Section 8.04(c).
"Disclosure Schedules" means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.
"Dollars or $" means the lawful currency of the United States.
"Effective Date" means September 30, 2015, at 11:59 PM.
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"Employees" mean those Persons employed by Seller in connection with the Business immediately prior to the Closing.
"Encumbrance" means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
"Environmental Claim" means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, clean-up, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.
"Environmental Law" means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the clean-up thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term "Environmental Law" includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.
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"Environmental Notice" means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.
"Environmental Permit" means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
"Excluded Assets" has the meaning set forth in Section 2.02.
"Excluded Books and Records" means the minute books of the Seller, records related to operations and assets of Seller other than the Business, and other company records of Seller that relate exclusively to Seller's organizational form or capitalization.
"Excluded Contracts" has the meaning set forth in Section 2.02(a).
"Excluded Liabilities" means any Liabilities of Seller, whether accrued or fixed, absolute or contingent, known or unknown, determined or determinable and whether incurred prior to or after the Closing Date, other than each specific liability that Buyer has expressly identified as an Assumed Liability.
"Financial Statements" has the meaning set forth in Section 4.04.
"GAAP" means United States generally accepted accounting principles in effect from time to time.
"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
"Hazardous Materials" means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.
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"Indemnified Party" has the meaning set forth in Section 8.04.
"Indemnifying Party" has the meaning set forth in Section 8.04.
"Insurance Policies" has the meaning set forth in Section 4.13.
"Intellectual Property Assets" has the meaning set forth in Section 4.10.
"Inventory" has the meaning set forth in Section 2.01(b).
"Keg Deposits" means amounts conditionally or provisionally held by Seller to be refunded to third parties, including amounts held as security for the return of Seller property included in the Assets, including but not limited to deposits for the rent or use of kegs, dispensing equipment, or other property of Seller.
"Key Employee" means each of Rich Roberts, Adam Frantz, and Amanda K. Johnson.
"Knowledge of Seller or Seller's Knowledge" or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of Seller.
"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
"Lease Agreement-Production" means that certain HARBOR SQUARE Warehouse NNN Lease, dated June 25, 2010, between Seller, as Tenant, and Port of Edmonds, a Washington port district, as Landlord, for 102A, Building 4, 180 West Dayton, Edmonds, Snohomish County, WA, by its terms incorporating Suite 101A, Building 4, 180 West Dayton, Edmonds, Snohomish County, WA, effective as of January 1, 2013, and as (1) amended June 30, 2010, to include shared storage yard space (styled "Memorandum to Lease"), (2) October 28, 2010, to extend the term (styled "Amendment to Lease No. 1"); and (3) amended and extended November 12, 2013, to extend the term of December 31, 2015.
"Lease Agreement-Warehouse" means the Lease dated November 12, 2013, between Seller, as Tenant, and Port of Edmonds, a port district in the state of Washington, as Landlord, as amended by Amendment to Lease No. 1 dated December 24, 2014, for premises identified as Suites 102A-D, in Building 5, located at 170 West Dayton, Edmonds, Snohomish County, WA, and together with the Lease Agreement-Production, each a "Lease Agreement" and together the "Lease Agreements".
"Liabilities" means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.
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"License Agreement" has the meaning set forth in Section 2.10.
"Losses" means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.
"Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, prospects, condition (financial or otherwise) or assets of the Business, (b) the value of the Purchased Assets, or (c) the ability of any party to consummate the transactions contemplated hereby on a timely basis.
"Material Contracts" has the meaning set forth in Section 4.07(a).
"Material Customers" has the meaning set forth in Section 4.12.
"Outside Termination Date" means December 30, 2015, unless the parties mutually agree to a different date.
"Permits" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.
"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
"Pinnacle Obligation" means the amount owed by Seller to Pinnacle Capital Partners, LLC, a Washington limited liability company, pursuant to three Equipment Financing Agreements, dated January 15, 2015, June 4, 2015, and June 4, 2015, together with all fees, costs, as of the Closing Date, which such amount owed as of August 31, 2015, was $354,349.78; together with and subject to the Encumbrance granted in connection therewith.
"Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.
"Products" has the meaning set forth in Section 4.20.
"Purchase Price" has the meaning set forth in Section 2.05.
"Purchased Assets" has the meaning set forth in Section 2.01.
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"Recipes and Formulas" means the brewer's logs, notes, recipes, formulas, instructions, and know-how related to the operation of the brewery and brewing equipment, the Purchased Assets and the Business, including but not limited to those related to Products.
"Release" means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).
"Representative" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
"Restricted Business" means the ownership or operation of a Small Craft Brewery.
"Restricted Period" has the meaning set forth in Section 6.05(a).
"Seller" has the meaning set forth in the preamble.
"Seller Closing Certificate" has the meaning set forth in Section 7.02(g).
"Seller Indemnitees" has the meaning set forth in Section 8.03.
"Seller's WSLCB License" has the meaning given in Section 8.03(e).
"Small Craft Brewery" means a craft brewery with sales of less than 20,000 barrels per year.
"Sublease" has the meaning set forth in Section 2.11.
"Tangible Personal Property" has the meaning set forth in Section 2.01(d).
"Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, production (including TTB), ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.
"Tax Return" means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
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"Territory" means the state of Washington.
"Third Party Claim" has the meaning set forth in Section 8.04(a).
"Transaction Documents" means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, License Agreement, Assignment and Assumption of Lease-Production (with landlord consent), the Assignment and Assumption of Lease-Warehouse (with landlord consent), and the other agreements, instruments and documents required to be delivered at the Closing.
"TTB" means the Alcohol and Tobacco Tax and Trade Bureau, United States Department of Treasury.
"WSLCB" means the Washington State Liquor and Cannabis Board.
"WSLCB Condition" has the meaning given in Section 7.03(i).
ARTICLE II
 purchase and sale
Section 2.01     Purchase and Sale of Assets.  Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Encumbrances except as expressly set forth herein, all of Seller's right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or acquired prior to Closing (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively, the "Purchased Assets"), including, without limitation, the following:
(a)     proceeds from sales charged to Seller's open accounts occurring prior to Closing which have not been paid as of Closing (the "Accounts Receivable");
(b)     all inventory (including merchandise), finished goods, raw materials, work in progress, cans, packaging, supplies, parts and other inventories ("Inventory");
(c)     all Contracts, including hop contracts and forward purchase commitments, and  intellectual property licenses and the software associated with such licenses, set forth on Section 2.01(c) of the Disclosure Schedules (the "Assigned Contracts");
(d)     all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones, kegs, leasehold improvements and other tangible personal property (the "Tangible Personal Property") including, without limitation, the Tangible Personal Property set forth on Exhibit A;
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(e)     cash on hand in the Seller's cash registers and change fund in the amount of $200.00 and in bank accounts related to the Business in the amount carried therein and resulting from the ordinary course of operations of the Business as of the Effective Date, increased or decreased, as the case may be, only by operating receipts and disbursements from the Effective Date to the Closing Date;
(f)     all Permits which are held by Seller and required for the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets, including, without limitation, those listed on Section 4.15(b) of the Disclosure Schedules, to the extent such Permits are transferrable, and rights under Seller's WSLCB liquor license;
(g)     all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;
(h)     all prepaid expenses (including rent and freight), credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (excluding any such item relating to the payment of Taxes and insurance premiums prior to Closing);
(i)     all of Seller's rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;
(j)     all books and records of Seller relating to the Purchased Assets or the Business but excluding the Excluded Books and Records (collectively, "Books and Records"); and
(k)     all goodwill and the going concern value of the Business and all of the other intangible assets, rights and claims of Seller of every kind and nature relating to the Business, including but not limited to licenses, customer lists, telephone numbers, advertising and marketing programs and plans, referral relationships, business information, and software owned by Seller, including any enhancements, upgrades and improvements thereto authored by employees of Seller, and used in the operation of the Business.
(l)     all registered and unregistered trademark(s), tradename(s), and trade dress associated with the Business and the Products; and
(m)     the domain name, website and URL of the Business, and to the extent owned by or available to Seller, or that Seller has any rights therein, all rights of ownership to, claims or rights to, or the ability or right to access, update, reply, or comment on, any third party website or content provider related to or describing the Business (e.g., BeerAdvocate.com, Yelp.com), including all user names, passwords and other logins and/or ability to access any of the foregoing.
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Section 2.02     Excluded Assets.  Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the "Excluded Assets"):
(a)     Contracts that are not Assigned Contracts (the "Excluded Contracts");
(b)     the seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller, or that are unrelated to the Business or Purchased Assets or Assumed Liabilities;
(c)     the assets, properties and rights specifically set forth Section 2.02(c) of the Disclosure Schedules;
(d)     any assets related to the Bucha live Kombucha product line or business operations related thereto;
(e)     all cash in the Seller's bank account(s) that are unrelated to the Business;
(f)     the rights which accrue or will accrue to Seller under the Transaction Documents;
(g)     all insurance benefits, including rights and proceeds, arising from or relating to the Business for periods prior to the Closing; and
(h)     prepaid taxes and insurance premiums.
Section 2.03     Assumed Liabilities.  Buyer shall assume and agree to pay, perform and discharge only the Liabilities of Seller listed on Section 2.03 of the Disclosure Schedules (collectively, the "Assumed Liabilities"), and no other Liabilities, which Assumed Liabilities are one of the following:
(a)     all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, relate to periods of time or actions taken after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Seller on or prior to the Closing;
(b)     the bona fide invoice amount for the purchase of Inventory ordered by Seller in the ordinary course of business but not delivered as of the Closing to the extent such Inventory was not included in the calculation of Inventory Value;
(c)     The Pinnacle Obligations;
(d)     Keg Deposits, severance payments owed to Rich Roberts, and certain specific vendor liabilities, each in the amount set forth on Exhibit B.
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Section 2.04     Excluded Liabilities.  Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Excluded Liabilities. Seller shall pay and satisfy in due course all Excluded Liabilities. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:
(a)     any Liabilities of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;
(b)     any Liability for (i) Taxes of Seller, or relating to the Business, the Purchased Assets; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of Seller pursuant to Section 6.10 (but excluding any Taxes that are the responsibility of the Buyer pursuant to Section 6.09); (iii) TTB taxes or assessments for periods occurring prior to Closing, including all amounts owed under any pending or future audits of Seller's payment of the same; or (iv) other Taxes of Seller of any kind or description relating to any period ending prior to or concurrent with the Closing (including any Liability for Taxes of Seller that becomes a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law);
(c)     any Liabilities relating to or arising out of the Excluded Assets;
(d)     any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date;
(e)     any product Liability or similar claim for injury to a Person or property which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by Seller, or by reason of the improper performance or malfunctioning of a product, improper design or production, failure to adequately package, label or warn of hazards or other related product defects of any products produced, distributed, or sold by Seller prior to the Closing Date;
(f)     any Environmental Claims, or Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing or otherwise to the extent arising out of any actions or omissions of Seller that took place prior to the Closing;
(g)     rent (base and additional), utilities, taxes, and other obligations for periods ending on or prior to the Closing Date arising under the Lease Agreements,
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(h)     all Liabilities related to or arising out of the operation of Seller's other business following closing, including but not limited to any Liabilities incurred on account of the use of the name American Brewing Company as Seller's corporate legal name following the Closing for the period set forth in Section 2.09;
(i)     except to the extent included in the Assumed Liabilities under Section 2.03(a) by virtue of being an Assigned Contract under Section 2.01(c), any Liabilities of the Business relating or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that (i) do not constitute part of the Purchased Assets and were issued by the Seller's customers to Seller on or before the Closing; (ii) did not arise in the ordinary course of business; or (iii) are not validly and effectively assigned to Buyer pursuant to this Agreement;
(j)     any Liabilities arising out of, in respect of or in connection with the failure by Seller to comply with any Law or Governmental Order; and
(k)     except to the extent included in the Assumed Liabilities, any Liabilities arising out of, in respect of or in connection with Seller's Employees or former Employees including, but not limited to, amounts owed for wages, salary, withholdings, employer share of withholdings, benefits, profit sharing, pension contributions, retirement contributions, vacation pay, health care savings accounts or other employee benefits or payments of any type or nature related to such persons performance of services for Seller prior to Closing.
Section 2.05     Purchase Price.  The purchase price for the Purchased Assets and the obligations set forth in Section 6.05 (collectively, the "Purchase Price") shall be Seven Hundred Fifty Thousand Dollars ($750,000).
Section 2.06     Payment of Purchase Price and Closing Costs.  On or before October 1, 2015, Buyer shall deliver to Seller by wire transfer or immediately available funds, as an advance deposit of the Purchase Price, an amount equal to the difference between the Purchase Price and the amount required at such date to satisfy and discharge in full the Pinnacle Obligations (the "Advance Deposit").  Subject to the Closing occurring and at such Closing, Buyer shall assume the Pinnacle Obligations (including all interest and other charges due thereon from the Effective Date until the Closing Date), and the Advance Deposit shall be deemed fully earned and released to Seller. The Advance Deposit shall be returned to Buyer if, notwithstanding Buyer's good faith efforts to satisfy the conditions to closing, they have not been satisfied by the Outside Termination Date and the parties do not mutually agree to extend such date.  At the time of delivery of the Advance Deposit, and until its return upon termination of this Agreement or application to the Purchase Price at the Closing, Seller's obligation to refund the Advance Deposit shall be evidenced and secured by the Equipment Finance Agreements in the form attached hereto as Exhibit C (the "Interim Finance Documents").
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Section 2.07     Allocation of Purchase Price.  Seller and Buyer agree that the Purchase Price shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as shown on an allocation schedule (the "Allocation Schedule") to be prepared by Buyer prior to the Closing Date in accordance with IRS pronouncements.  For clarification, the parties intend for accounting and tax allocation purposes that the Purchase Price (the $750,000 described in Section 2.05) shall be increased by the Assumed Liabilities (other than those the benefit of which will be realized by Buyer following Closing, such as the Lease Agreements and hop contracts), and that the gross amount will then be allocated as follows:
(a)     First, to cash and bank accounts at their current values;
(b)     Next, to accounts receivable at their agreed net realizable value;
(c)     Next, to inventory in the manner determined consistent with Seller's historical accounting practices consistent with GAAP;
(d)     Next, to the tangible personal property in amounts up to the values indicated therefor on Exhibit A; and
(e)     Finally, any remaining amount shall be allocated to goodwill or other Section 197 intangibles.
Section 2.08     Third Party Consents.  To the extent that Seller's rights under any Contract or Permit constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.  Without releasing Seller form its obligations to take good faith efforts to obtain approval or consent to assignments, or to perform under the Purchased Asset for the benefit of Buyer, Seller shall not be held liable for any inability of Buyer to assume any Contract or Permit to be assumed pursuant to this Agreement.  Notwithstanding any provision in this Section 2.08 to the contrary, Buyer shall not be deemed to have waived its rights under Section 7.02(d) hereof unless and until Buyer either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.
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Section 2.09     License of Trade Name as Entity Name.  For a period of twelve (12) months commencing on the Closing Date, Seller shall be entitled to the non-exclusive use of the trade name American Brewing solely as its corporate legal name, but not in connection with the active conduct of a trade or business.  In addition, during the 12 month transition period, Buyer shall install a link on Buyer's corporate website that will redirect visitors of the website to Seller's corporate website.  During such period, Seller take commercially reasonable actions to, at the earliest possible times, change its legal name and completely discontinue such use.  Buyer and Seller shall enter into a license agreement (the "License Agreement") in the form attached as Exhibit D setting forth the terms and conditions under which Seller may use such trade name as its legal name.
Section 2.10     Dates and Intent.  The parties intend, to the maximum extent possible, provided that the conditions to Closing have occurred, including specifically the WSLCB Condition, that the benefits and obligations of ownership and operation of the Business shall accrue to Buyer beginning as of the Effective Date.  Accordingly, the provisions of this Agreement are intended to be construed to provide that Seller shall operate the business in the ordinary course between the Effective Date and the Closing or termination, as the case may be, and all risk and rewards of ownership all accrue to Buyer, except to that extent that Seller violates the terms of this Agreement.  Seller shall reasonably consult with Buyer regarding operational decisions, but legal compliance and operations shall remain within the control of Seller.  Seller shall maintain all insurance policies in force and continue to use its best efforts to employ all of its employees from the date hereof until the Closing, and all receipts and expenditures of the business shall continue to be deposited into and paid out of the bank account that is to be included in the Purchased Assets. In the event of any insurable claim arising hereunder against Seller involving the Business, Seller shall promptly notify Buyer and make appropriate claim under its applicable insurance.
ARTICLE III
closing
Section 3.01     Closing.  Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer, in Tacoma Washington, on the second Business Day after all of the conditions to Closing set forth in Article VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the "Closing Date".
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Section 3.02     Closing Deliverables.
(a)     At the Closing, Seller shall deliver to Buyer the following:
(i)     a bill of sale in the form of Exhibit E hereto in form and substance satisfactory to Buyer (the "Bill of Sale") and duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer;
(ii)     an assignment and assumption agreement in the form of Exhibit F hereto in form and substance satisfactory to Buyer (the "Assignment and Assumption Agreement") and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;
(iii)     proof in form satisfactory to Buyer that the Purchased Assets are being sold free and clear of all encumbrances;
(iv)     the Seller Closing Certificate duly executed by Seller;
(v)     the certificates of Seller required by Section 7.02(g) duly executed by Seller;
(vi)     an Assignment and Assumption Agreement for the Lease Agreement-Production in the form of Exhibit G ("Assignment and Assumption of Lease-Production");
(vii)     an Assignment and Assumption Agreement for the Lease Agreement-Warehouse in the form of Exhibit H ("Assignment and Assumption of Lease-Warehouse");
(viii)     the License Agreement executed by Seller;
(ix)     executed corporate resolutions of the Seller;
(x)     such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement, including assignments of intellectual property or other Purchased Assets that require unique or separate instruments of conveyance.
(b)     At the Closing, Buyer shall deliver to Seller the following:
(i)     The portion of the Purchase Price required to be delivered at the Closing pursuant to Section 2.06, payable by wire transfer of immediately available funds delivered to the account designated by Seller;
(ii)     the Bill of Sale duly executed by Buyer;
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(iii)     the Assignment and Assumption Agreement duly executed by Buyer;
(iv)     the Buyer Closing Certificate duly executed by Buyer;
(v)     executed company authorizations of the Buyer;
(vi)     the License Agreement executed by Buyer;
(vii)     the Assignment and Assumption of Lease-Production and Assignment and Assumption of Lease-Warehouse, executed by Buyer;
(viii)     the certificate required by Section 7.03(f);
(ix)     an assumption of the Pinnacle Obligations, together with a release of Seller from any further obligation with respect thereto by the lawful holder thereof; and
(x)     evidence of termination of the Interim Finance Documents.
ARTICLE IV
 representations and warranties of seller
Seller represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof and shall be true and correct as of the Closing.
Section 4.01     Organization and Qualification of Seller.  Seller is a corporation duly organized and validly existing under the Laws of the state of Washington and has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted.  Seller has no subsidiaries.
Section 4.02     Authority of Seller.  Seller has full power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.
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Section 4.03     No Conflicts; Consents.  Except as disclosed in Section 4.03 of the Disclosure Schedules, the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, limited liability company agreement or other organizational documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business or the Purchased Assets; (c) conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract or Permit to which Seller is a party or by which Seller or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any encumbrance on the Purchased Assets. Except for notices to WSLCB and/or TTB, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.
Section 4.04     Financial Information.
(a)     Complete copies of Seller's Balance Sheet and Statement of Operations filed with its securities filings and publicly available for the fiscal years ending December 31, 2013, and December 31, 2014 (the "Financial Statements") have been made available to Buyer on Seller's website as filed with the SEC. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of the Business, and fairly present the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. Seller continues to maintain a standard system of accounting for the Business established and administered in accordance with GAAP.
(b)     All Accounts Receivable of the Seller, to the extent included in the Purchased Assets, arise from the bona fide sales of goods or the provision of services in the ordinary course by Seller, are not subject to offset or discount, and to the best of Seller's knowledge, will be fully collectible and collected by Buyer without resort to legal means or costs of collection.
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Section 4.05     Undisclosed Liabilities.  Seller has no Liabilities with respect to the Business, except those which have been incurred in the ordinary course of business consistent with past practice and which are not, individually or in the aggregate, material in amount.  All Assumed Liabilities have been disclosed on the Disclosure Schedules.  Except as set forth on Section 4.05 of the Disclosure Schedules, Seller has no obligations or commitments for (a) the purchase of goods, services, or Inventory, or (b) the sale or delivery of goods, services, or Inventory, and any disclosed obligations are at prices that represent the current fair market value of such goods, services, or Inventory, as the case may be.  Seller has no obligation to purchase any Inventory previously sold by Seller, or to refund all or any portion of the purchase price.
Section 4.06     Absence of Certain Changes, Events and Conditions.  Since December 31, 2014, except as disclosed in the Seller's public filings that have been filed with the Securities and Exchange Commission, there has not been any:
(a)     event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)     material change in any method of accounting or accounting practice for the Business, except as required by GAAP or as disclosed in the notes to the Financial Statements;
(c)     material change in cash management practices and policies, practices and procedures with respect to inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;
(d)     entry into any Contract that would constitute a Material Contract, excluding the Asset Purchase Agreement entered into on April 1, 2015 with B&R Liquid Adventure, LLC;
(e)     other than the Encumbrance related to the Pinnacle Obligation to be assumed by Buyer, the incurrence, assumption or guarantee of any indebtedness for borrowed money in connection with the Business except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;
(f)     transfer, assignment, sale or other disposition of any of the Purchased Assets shown or reflected in the Financial Statements, except for the sale of Inventory in the ordinary course of business;
(g)     cancellation of any debts or claims or amendment, termination or waiver of any rights constituting Purchased Assets;
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(h)     transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property Assets or Intellectual Property Licenses;
(i)     material damage, destruction or loss, or any material interruption in use, of any Purchased Assets, whether or not covered by insurance;
(j)     acceleration, termination, material modification to or cancellation of any Assigned Contract or Permit;
(k)     material capital expenditures which would constitute an Assumed Liability;
(l)     other than the Encumbrance related to the Pinnacle Obligation to be assumed by Buyer, the imposition of any Encumbrance upon any of the Purchased Assets;
(m)     grant of any bonuses, whether monetary or otherwise, or any general wage or salary increases in respect of any Employees, other than as provided for in any written agreements or consistent with past practice, or change in the terms of employment for any Employee;
(n)     entry into or termination of any employment agreement or collective bargaining agreement covering any of the Employees, written or oral, or modification of the terms of any such existing agreement, with the exception of an employment agreement the Seller entered into with Rich Roberts;
(o)     loan to, or entry into any other transaction with, any Employees;
(p)     adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(q)     purchase, lease or other acquisition of the right to own, use or lease any property or assets in connection with the Business for an amount in excess of $5,000.00, individually (in the case of a lease, per annum) or $10,000.00 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of Inventory or supplies in the ordinary course of business consistent with past practice;
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(r)     adoption, amendment, modification or termination of any bonus, profit sharing, incentive, severance, or other plan, Contract or commitment for the benefit of any Employees (or any such action taken with respect to any other Benefit Plan); or
(s)     any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.
Section 4.07     Contracts.
(a)     Section 4.07(a) of the Disclosure Schedules lists all Contracts by which any of the Purchased Assets are bound or affected or to which Seller is a party and by which any one or more of them is bound in connection with the Business or the Purchased Assets (the "Material Contracts").
(b)     Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller nor, to Seller's Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been delivered to Buyer. There are no material disputes pending or threatened under any Contract included in the Purchased Assets.
(c)     Section 4.07(c) of the Disclosure Schedule lists all contracts for the purchase of raw materials (e.g., hops, grain) or supplies (e.g., cans, glass) to which Seller is a party and under which Seller has any right or obligation, whether or not such Contract is a Material Contract, and a summary of any restriction on assignment, transfer, or assumption of each such Contract.
Section 4.08     Title to Purchased Assets.  Except as set forth in Section 4.08 of the Disclosure Schedules: (a) Seller has good and valid title to, or a valid leasehold interest in or license to use, all of the Purchased Assets; and (b) all such Purchased Assets (including leasehold and licensed interests) are free and clear of Encumbrances, except for the Encumbrance related to the Pinnacle Obligation to be assumed by Buyer.
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Section 4.09     Condition and Sufficiency of Assets.  The furniture, trade fixtures, machinery, equipment, and other items of tangible personal property included in the Purchased Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such furniture, trade fixtures, machinery, equipment, and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted.  None of the Excluded Assets are material to the Business.
Section 4.10     Intellectual Property.
(a)     Section 4.10 of the Disclosure Schedules lists each item of intellectual property owned or licensed by Seller (other than off-the-shelf consumer software) and used in connection with the Business, including all website, domain names, URLs, tradenames, trademarks and confidential information, Recipes and Formulas, concepts, designs, devices, technology and know-how (the "Intellectual Property Assets"). Seller exclusively owns all right, title and interest in and to the Intellectual Property Assets used in the Business
(b)     The Intellectual Property Assets used by Seller or proposed to be used by Buyer, and the conduct of the Business as currently and formerly conducted by Seller and proposed to be conducted by Buyer have not and do not, as of the Closing, infringe, violate or misappropriate the intellectual property of any Person. Seller has not received any communication, and no Action has been instituted, settled or, to Seller's Knowledge, threatened that alleges any such infringement, violation or misappropriation, and none of the Intellectual Property Assets is subject to any outstanding Governmental Order.
Section 4.11     Inventory.  All Inventory, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice. All Inventory is owned by Seller free and clear of all Encumbrances, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of Seller.  Section 4.11 of the Disclosure Schedule lists, by distributor, wholesaler, and retail customer, the location of all Kegs and the Keg Deposits accepted from and returnable to each distributor, wholesaler or customer.
Section 4.12     Customers and Suppliers.  Section 4.12 of the Disclosure Schedules sets forth with respect to the Business (i) each customer who has paid consideration to Seller for products during the previous 12 months in excess of $10,000.00 each year (collectively, the "Material Customers"); and (ii) the amount of consideration paid by each Material Customer during such periods. Except as set forth in Section 4.12 of the Disclosure Schedules, Seller has not received any notice, and has no reason to believe, that any of the Material Customers has ceased, or intends to cease after the Closing, to use the goods or services of the Business or to otherwise terminate or materially alter its relationship with the Business.
Section 4.13     Insurance.  True and complete copies of the Insurance Policies held by Seller have been delivered to Buyer. The insurance policies held by Seller will not be assumed by Buyer, and Buyer shall be responsible for obtaining its own insurance policies as they relate to the Business, the Purchased Assets and the Assumed Liabilities.
Section 4.14     Legal Proceedings; Governmental Orders.
(a)     Except as set forth in Section 4.14(a)  of the Disclosure Schedules, there are no Actions pending or, to Seller's Knowledge, threatened against or by Seller (a) relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.
(b)     Except as set forth in Section 4.14(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business, the Purchased Assets or Seller. Seller is in compliance with the terms of each Governmental Order set forth in Section 4.14(b) of the Disclosure Schedules. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.
Section 4.15     Compliance with Laws; Permits.
(a)     Except as set forth in Section 4.15(a) of the Disclosure Schedules, Seller has complied, and is now complying, with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets.
(b)     All Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect, with the exception of the Brewer's Notice #3, which is currently pending. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 4.15(b) of the Disclosure Schedules lists all current Permits issued to Seller which are related to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.15(b) of the Disclosure Schedules.
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(c)     Seller has not received any notification from the WSLCB or any governmental authority alleging any violations of law or Seller's liquor licensure, and Seller has no knowledge that any person has protested, appealed, or filed any complaint or made any similar communication to the WSLCB or any other governmental authority seeking to close, relocate, or curtail the scope or hours of operations of the Business from its present location.
Section 4.16     Environmental Matters.
(a)     To the best of Seller's knowledge, the operations of Seller with respect to the Business and the Purchased Assets are currently and have been in compliance with all Environmental Laws. Seller has not received from any Person, with respect to the Business or the Purchased Assets, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.
(b)     To the best of Seller's knowledge, Seller has obtained and is in material compliance with all Environmental Permits necessary for the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Seller through the Closing Date in accordance with Environmental Law, and Seller is not aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets. With respect to any such Environmental Permits, Seller has undertaken, or will undertake prior to the Closing Date, all measures necessary to facilitate transferability of the same, and Seller is not aware of any condition, event or circumstance that might prevent or impede the transferability of the same, and has not received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same.
(c)     To the best of Seller's knowledge, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the Business or the Purchased Assets or any real property currently or formerly owned, leased or operated by Seller in connection with the Business, and Seller has not received an Environmental Notice that any of the Business or the Purchased Assets or real property currently or formerly owned, leased or operated by Seller in connection with the Business (including soils, groundwater, surface water, buildings and other structure located thereon) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Seller.
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(d)     Seller has not retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.
Section 4.17     Employee Benefit Matters.  Seller is not a party to any Benefit Plan with unfunded liabilities.  Each Benefit Plan complies, and has from its inception complied, in all material respects with all applicable requirements of ERISA, including reporting requirements, and all qualification requirements of the Code.  No Benefit Plan has any amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA).  Each Benefit Plan (i) has complied with all notification and continuation coverage requirements of COBRA, Section 4980B of the Code and regulations thereunder; (ii) has not engaged in any nonexempt prohibited transaction; (iii) has not experienced any reportable event as defined in ERISA; and (iv) has not terminated.  Seller has no nonqualified deferred compensation, severance pay, or other employee pension plans.
Section 4.18     Employees and Labor Matters.
(a)     Section 4.18 of the Disclosure Schedules lists (i) all current employees of the Business, their hire date, current compensation arrangements (including bonus or incentive), accrued vacation and sick leave (to be paid out by Seller at the Closing Date), and indicates the leave status of any Employee not currently performing service for Seller in the Business; and (ii) all former Employees of the Business that ceased to be employed during the twenty-four (24) months preceding Closing and the circumstances surrounding each such Employee's termination. Except as set forth on Section 4.18 of the Disclosure Schedules, each Employee is employed at-will and not subject to or employed under any employment agreement or contract of employment.  To Seller's Knowledge, no current or former Employee of Seller has appropriated any confidential or proprietary information of a third party (e.g., former employer) to be used (or that was used or is being used) for the benefit of Seller, and no Employee is subject to any agreement that would restrict or prohibits such Employee in the performance of services to Seller or as expected to be performed for Buyer.
(b)     As of the date hereof, all commissions and bonuses payable to Employees, consultants, or contractors of the Business for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of Seller with respect to any commissions, bonuses or increases in compensation, with the exception of the severance amount listed in Section 2.03(e).
(c)     Seller is not a party to, or bound by, any collective bargaining or other Contract with a labor organization representing any of its Employees, and there are no labor organizations representing, purporting to represent or attempting to represent any Employee. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Seller or any of its Employees.
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(d)     Seller is in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to the Employees, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, health and safety, workers' compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by Seller as consultants or contractors of the Business are properly treated as independent contractors under all applicable Laws. There are no Actions against Seller pending, or to the Seller's Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any Employee, consultant or independent contractor of the Business, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.
Section 4.19     Taxes.
(a)     All Tax Returns required to be filed by Seller for any Pre-Closing Tax Period have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.  Such taxes include, but are not limited to, sales, B&O, and TTB Taxes.
(b)     Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.
(c)     No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller.
(d)     All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any taxing authority have been fully paid.
(e)     Except as set forth in Section 4.19(e) of the Disclosure Schedules, Seller is not a party to any Action by any taxing authority, and there are no pending or, to Seller's Knowledge threatened, Actions by any taxing authority.
(f)     There are no Encumbrances for Taxes upon any of the Purchased Assets nor is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).
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(g)     Seller is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.
(h)     Seller is not, and has not been, a party to, or a promoter of, a "reportable transaction" within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).
Section 4.20     Products.  Section 4.20 of the Disclosure Schedule lists all of the Products produced by Seller during the five (5) years preceding the Closing Date.  Each product designed, developed, manufactured, made, produced, provided, distributed, or sold by or on behalf of Seller or the Business ("Products") is and has been, in compliance with (a) all requirements of Law, including all applicable standards for quality and workmanship and (b) the terms and conditions of the Contracts under which the Products have been sold. Except as set forth on Section 4.20 of the Disclosure Schedules, Seller has no Liabilities, whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise, in respect of any Product or other item sold by Seller prior to Closing.  All packaging, labeling, branding and similar materials relating to the Products are, and have been, in compliance with all requirements of Law.
Section 4.21     Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.
Section 4.22     Certain Business Relationships.  Except as set forth in Section 4.22 of the Disclosure Schedule, neither Seller nor any employee, director, officer, shareholder, or other third party: (i) owns any property or right, tangible or intangible, which is used in and material to the Business, (ii) has any claim to or cause of action against Seller or the Purchased Assets, (iii) owes any money or other thing of value to, or is owed any money or other thing of value by, Seller, or (iv) otherwise is party to any Contract or relationship relating to the Business.
Section 4.23     Full Disclosure.  No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.
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ARTICLE V
 representations and warranties of buyer
Buyer represents and warrants to Seller that the statements contained in this ARTICLE V are true and correct as of the date hereof and will be true and correct as of the Closing Date.
Section 5.01     Organization of Buyer.  Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Washington.
Section 5.02     Authority of Buyer.  Buyer has full entity power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite entity action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.
Section 5.03     No Conflicts; Consents.  The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, operating agreement, or other organizational documents of Buyer; or (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.
Section 5.04     Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.
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Section 5.05     Sufficiency of Funds.  Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.
Section 5.06     Legal Proceedings.  There are no Actions pending or, to Buyer's knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.
ARTICLE VI
covenants
Section 6.01     Conduct of Business Prior to the Closing.  From the date hereof until the Effective Date, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall (a) conduct the Business in the ordinary course of business consistent with past practice, including selling and production practices, including producing and keeping  on hand sufficient inventory to meet the reasonably foreseeable sales of the Business following the Closing date; and (b) use its best efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its Employees, customers, lenders, suppliers, regulators and others having relationships with the Business.  From the Effective Date to the Closing Date, in addition to the foregoing clauses (a) and (b), Seller shall keep Buyer reasonably apprised of the cash flow needs of the Business and reasonably consult with Buyer regarding material decisions related to the Business (even though in the ordinary course).
Section 6.02     Access to Information.  From the date hereof until the Closing, Seller shall, (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the assets, premises, Books and Records, Contracts and other documents and data related to the Business; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller to cooperate with Buyer in its investigation of the Business. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.
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Section 6.03     Employees and Employee Benefits.
(a)     Seller shall terminate all Employees of the Business on or before the Closing Date, and pay-out all accrued vacation or other benefits at and through the Closing Date.  Seller will perform all obligations in connection therewith or contemplated by this Agreement, including without limitation giving any required notices under the WARN Act, any comparable state or local statutes, or otherwise.  At Buyer's sole discretion, Buyer may offer employment, on an "at will" basis, to any or all Employees of the Business.
(b)     Seller shall be solely responsible, and Buyer shall have no obligations whatsoever for, any compensation or other amounts payable to any Employee (or former Employee) of Seller, including, without limitation, hourly pay, commission, bonus, salary, accrued vacations, fringe, pension, profit sharing or other benefits, or severance pay payable to any Employee (or former Employee) of Seller for any period relating to the service with Seller at any time prior to the Closing Date and Seller shall pay all such amounts to all entitled Employees on or prior to the Closing Date. In addition, Seller shall be responsible for satisfying all Seller's other obligations to employees or former employees on account of their employment or former employment by Seller, including obligations, if any, for providing COBRA health plan continuation coverage to former employees and their dependents if they are on COBRA health plan continuation coverage on the day before the Closing Date and to employees of Seller who are not employed by Buyer on the Closing Date and their dependents; and performing any obligations required by the Fair Labor Standards Act of 1938, the Equal Pay Act, applicable wage and hour laws, or any other applicable laws.
(c)     Seller shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health, accident, disability or other benefits brought by or in respect of Employees (or former Employees) or agents of Seller which claims relate to events occurring prior to the Closing Date. Seller also shall remain solely responsible for all worker's compensation claims of any Employees (or former Employees) or agents of Seller which relate to events occurring prior to the Closing Date. Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due.
(d)     Seller shall cooperate with Buyer for the interview and potential hiring of the Key Employees, but Seller shall have no authority to extend or promise offers of employment to any Employee.
(e)     Notwithstanding the foregoing, Buyer shall assume and be responsible for the payment of the severance benefit of three (3) months' pay to Rich Roberts under his employment agreement.
Section 6.04     Confi
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dentiality.  From and after the Closing, Seller shall hold, and shall use its best efforts to cause its Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller or its Representatives; or (b) is lawfully acquired by Seller or its Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Representatives is compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.  Seller will not terminate, release, or waive the benefits of any confidentiality agreement or other provision protecting Seller's confidential information, and hereby assigns to Buyer all rights to enforce confidentiality provisions for the benefit of Seller as being for the benefit of Buyer, and to the extent that the same are deemed or determined not be enforceable by Buyer, Seller agrees to enforce the same in its own name for the benefit of Buyer.  This Section 6.04 shall exclude any filings required to be made by Seller with the Securities and Exchange Commission, including, but not limited to, a Form 8-K.
Section 6.05     Seller Non-compete and Non-solicitation.
(a)     As used in this Section 6.05, all references to Seller shall mean Seller, Julie Anderson, and Neil Fallon.  For two (2) years after the Closing Date (the "Restricted Period"), Seller shall not directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, officer, director, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former client or customer of Seller and any Person that becomes a client or customer of the Business after the Closing), or any other Person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship.
(b)     During the Restricted Period, Seller shall not, directly or indirectly:
(i)     hire or solicit (except pursuant to a general solicitation which is not directed specifically to any such employees) any person who (x) is offered employment by Buyer pursuant to Section 6.03(a), or (y) is or was employed in the Business during the Restricted Period;
(ii)     encourage any such employee to leave Buyer's employment; or
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(iii)     hire any such employee who has left such employment.
Notwithstanding the foregoing provisions of this Subsection 6.05(b), nothing in this Section 6.05(b) shall prevent Seller from hiring, after the expiration of any non-competition periods set forth in any agreement between Buyer and such employee, (i) any employee whose employment has been terminated by Buyer, or (ii) after one year from the date of termination of employment, any employee whose employment has been terminated by the employee.
(c)     If Seller breaches, or threatens to commit a breach of, any of the provisions of this Section 6.05, Buyer shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer under law or in equity:
(i)     the right and remedy to have such provision specifically enforced by any court having jurisdiction (including but not limited through by injunction, temporary restraining order or permanent restraining order), it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to Buyer and that money damages may not provide an adequate remedy to Buyer; and
(ii)     the right and remedy to recover from the Seller all monetary damages suffered by Buyer as the result of any acts or omissions constituting a breach of this Section 6.05.
(d)     Seller acknowledges that the restrictions contained in this Section 6.05 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.05 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.05 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
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Section 6.06     Governmental Approvals and Consents.
(a)     Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party; and (ii) use best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each party shall cooperate fully with the other party in promptly seeking to obtain all such consents, authorizations, orders and approvals, and in preparing all necessary documents that the Seller must file with the Securities and Exchange Commission. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.
(b)     Seller shall use best efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.03 of the Disclosure Schedules.
Section 6.07     Public Announcements.  Except as required by Applicable Law, prior to Closing, neither Seller nor Buyer shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior consent of the other party.  Buyer acknowledges that Seller is a 34 Act reporting company and is required to make public disclosure of its entry into this Agreement; provided that the terms hereof shall not be disclosed prior to Closing without Buyer's express consent.
Section 6.08     Collection of Accounts Receivable.  From and after the Closing, if Seller receives or collects any funds relating to any Purchased Asset (including but not limited to Accounts Receivable), Seller shall hold the same in trust for the benefit of Buyer and remit any such funds to Buyer within five (5) Business Days after receipt thereof.
Section 6.09     Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents shall be borne by the party obligated with respect thereto absent a contrary allocation by agreement of the parties.  By way of example and not limitation, Buyer shall be responsible for the payment of any sales or use Taxes on purchased tangible personal property, and Seller shall pay any B&O or similar gross receipts taxes to the extent applicable to the transactions contemplated hereby.
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Section 6.10     Tax Clearance Certificates.  If requested by Buyer, Seller shall notify all of the taxing authorities in the jurisdictions that impose Taxes on Seller or where Seller has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate (a "Tax Clearance Certificate") could subject the Buyer to any Taxes of Seller. If any taxing authority asserts that Seller is liable for any Tax, Seller shall, in its sole discretion, have the right to contest such potential Tax, until a resolution is reached, prior to paying any amount of the Tax.
Section 6.11     Further Assurances.  Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.  Without limiting the foregoing, Seller specifically agrees to provide all documents and consents necessary for the Seller's URL, domain name and other items associated with or related to the Seller's website are transferred to Buyer.
Section 6.12     TTB Notice; Transition.  Promptly following the Closing, and in any event within thirty (30) days thereafter, Buyer shall file a Brewer's Notice with all required supplemental information with the TTB.  Buyer shall have the right to conduct operations and report to the TTB following Closing using Seller's TTB Brewer's Notice and filing numbers, and shall defend, indemnify, and hold Seller harmless from and against any Losses in connection therewith.
Section 6.13     WSLCB Application; Transition.
(a)     Seller consents to Buyer filing a WSLCB Addendum to its business license application indicating that Buyer is applying to assume Seller's WSLCB License.  Buyer shall submit such application promptly upon execution of this Agreement and shall keep Seller reasonably apprised of the status of the processing of such application.
(b)     As contemplated by Section 6.01 the general statement of intent set forth in Section 2.10, Seller shall continue to operate the Business in the ordinary course, but shall, to the maximum extent considering restrictions imposed on the holder of a liquor license, reasonably consult with Buyer and conduct the Business operations as Buyer directs.
(c)     Buyer shall have the right to have its employees on the Business premises for training or oversight purposes, provided that such employees shall have no authority to direct or control the operations of the Business prior to the Closing.
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Section 6.14     Further Assurances.  Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.  Without limiting the foregoing, Seller specifically agrees to provide all documents and consents necessary to record the transfer of the Intellectual Property Assets, and for the Seller's URL, domain name and other items associated with or related to the Seller's website are transferred to Buyer.
ARTICLE VII
 conditions to closing
Section 7.01     Conditions to Obligations of All Parties.  The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(a)     No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.
(b)     Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.03 in each case, in form and substance reasonably satisfactory to Buyer, and no such consent, authorization, order and approval shall have been revoked.
(c)     The landlord under the Lease Agreements shall have given its consent to the assignment of such Lease Agreements to Buyer and the assumption of the obligations thereunder by Buyer, which shall include a release of Neil Fallon from any personal guarantees under the Lease Agreements.
Section 7.02     Conditions to Obligations of Buyer.  The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer's written waiver, at or prior to the Closing, of each of the following conditions:
(a)     The representations and warranties of Seller contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).
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(b)     Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.
(c)     No Action shall have been commenced against Buyer or Seller that could reasonably be expected to prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.
(d)     All approvals, consents and waivers that are listed on Section 4.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof in form satisfactory to Buyer in its sole discretion shall have been delivered to Buyer at or prior to the Closing.
(e)     Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(b).
(f)     From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.
(g)     Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the "Seller Closing Certificate").
(h)     Buyer shall have received a certificate of Seller certifying that attached thereto are true and complete copies of all actions adopted by the  Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents by Seller, the persons authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder on behalf of Seller, and the consummation of the transactions contemplated hereby and thereby by Seller, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby
(i)     WSLCB shall have approved Buyer's assumption of Seller's WSLCB License and issued a corresponding license in Buyer's name to operate the Business from and after the Closing (the "WSLCB Condition").
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(j)     Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
(k)     Buyer shall have received an opinion of Seller's counsel, in form reasonably satisfactory to Buyer, that Seller is duly formed, validly existing and in good standing, that the Transaction Documents have been duly authorized by all necessary corporate action of Seller, and that the Transaction Documents are valid and binding obligations of Seller enforceable in accordance with their terms, all subject to typical and customary assumptions, qualifications, limitations, and exclusions.
Section 7.03     Conditions to Obligations of Seller.  The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller's written waiver, at or prior to the Closing, of each of the following conditions:
(a)     The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.
(b)     Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.
(c)     No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.
(d)     Buyer shall have delivered to Seller duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(b).
(e)     Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the "Buyer Closing Certificate").
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(f)     Seller shall have received a certificate of an officer  of Buyer company certifying that attached thereto are true and complete copies of all resolutions needed to evidence the Buyer's authority to execute, deliver and perform under this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.
(g)     Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
(h)     Buyer shall have assumed, and shall have delivered to Seller the release of Seller from any further obligation under the Pinnacle Obligations, executed by the holder thereof.
ARTICLE VIII
 indemnification
Section 8.01     Survival.  Subject to the limitations and other provisions of this Agreement, the representations, warranties and covenants contained herein shall survive the Closing indefinitely or for the period explicitly specified therein.
Section 8.02     Indemnification By Seller.  Subject to the other terms and conditions of this ARTICLE VIII, Seller shall indemnify and defend Buyer and its Representatives (collectively, the "Buyer Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:
(a)     any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, the other Transaction Documents or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement;
(b)     any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement, the other Transaction Documents or any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement;
(c)     any Excluded Asset or any Excluded Liability;
(d)     any Third Party Claim based upon, resulting from or arising out of Seller's ownership or operation of the Business or the Purchased Assets on or prior to the Closing Date, other than any Assumed Liability; or
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(e)     any Liabilities related to any business operations of Seller other than the Business, whether arising before or after the date of this Agreement or the Closing Date.
Section 8.03     Indemnification By Buyer.  Subject to the other terms and conditions of this ARTICLE VIII, Buyer shall indemnify and defend Seller and its Representatives (collectively, the "Seller Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:
(a)     any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement;
(b)     any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement;
(c)     any liability related to or created by having Buyer's employees present on the Business premises prior to the Closing, except to the extent caused by Seller's negligence; or
(d)     subject to the Closing having occurred, (i) any Assumed Liability, (ii) any Third Party Claim based upon, resulting from or arising out of the operation of the Business or the Purchased Assets between the Effective Date and the Closing Date (unless and except to the extent caused by Seller's negligence or breach of this Agreement); or (iii) any Third Party Claim based upon, resulting from or arising out of Buyer's use of Seller's WSLCB micro-brewery, direct shipment receiver and tavern-beer/wine license number 406726 ("Seller's WSLCB License") on or after the Closing Date.
Section 8.04     Indemnification Procedures.  The party making a claim under this ARTICLE VIII is referred to as the "Indemnified Party", and the party against whom such claims are asserted under this ARTICLE VIII is referred to as the "Indemnifying Party".
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(a)     Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or a Representative of the foregoing (a "Third Party Claim") against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, (y) seeks an injunction or other equitable relief against the Indemnified Party or (z) may, in the judgment of the Indemnified Party, impact the future prospects or reputation of the Indemnified Party's business. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.04(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party's right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.04(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.04) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.
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(b)     Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.04(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within 10 days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.04(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).
(c)     Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a "Direct Claim") shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party's investigation by giving such information and assistance (including access to the Indemnified Party's premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
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(d)     Cooperation. Upon a reasonable request by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.
Section 8.05     Payments.  Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VIII, the Indemnifying Party shall satisfy its obligations within thirty (30) days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such thirty (30) day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to the lesser of the highest rate allowed by law or twelve percent (12%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed.  Additionally, if any delay in payment or satisfaction of the underlying Loss or Liability causes the Indemnified Party to incur further Loss or Liabilities, then the Indemnifying Party shall be obligated to pay such costs or obligations and/or indemnify the Indemnified Party from and against the same.
Section 8.06     Tax Treatment of Indemnification Payments.  All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.
Section 8.07     Effect of Investigation; Materiality.  The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party's right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party's waiver of any condition set forth in Section 7.02 or Section 7.03, as the case may be. For purposes of this ARTICLE VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.
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ARTICLE IX
 termination
Section 9.01     Termination.  This Agreement may be terminated at any time prior to the Closing:
(a)     by the mutual written consent of Seller and Buyer;
(b)     by Buyer by written notice to Seller if:
(i)     Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure has not been cured by Seller within 10 days of Seller's receipt of written notice of such breach from Buyer; or
(ii)     any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Closing Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;
(c)     by Seller by written notice to Buyer if:
(i)     Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure has not been cured by Buyer within ten days of Buyer's receipt of written notice of such breach from Seller; or
(ii)     any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Closing Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or
(d)     by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement or refusing to allow Buyer to assume Seller's WSLCB License, and such Governmental Order shall have become final and non-appealable.
Exhbit 10.1 Page 41

Section 9.02     Effect of Termination.  In the event of termination of this Agreement in accordance with this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:
(a)     as set forth in this ARTICLE IX and Section 6.04 and ARTICLE X hereof; and
(b)     that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.
ARTICLE X
 miscellaneous
Section 10.01     Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.
Section 10.02     Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):
Exhbit 10.1 Page 42

If to Buyer With a copy to:
AmBrew, LLC
610 Pacific Avenue
Tacoma, WA  98402610 Pacific Ave.
253-284-5601
Attn: Brent Hall, Co-Manager
E-mail: ____________________

Mario D. Parisio
Harlowe & Falk LLP
One Tacoma Avenue North, Suite 300
Tacoma, WA 98403
mparisio@harlowefalk.com

If to Seller With a copy to:
American Brewing Company, Inc.
180 W. Dayton St., Warehouse 102
Edmonds, WA 98020
Attn: Neil Fallon, President
E-mail: neil@americanbrewing.com

Ken Bart
Bart and Associates, LLC
8400 East Prentice Avenue, Suite 1500
Greenwood Village, CO 80111
kbart@kennethbartesq.com

If to Seller Principals	Neil Fallon 6728 37th St. Ct. W University Place, WA 98466 Julie Anderson 6726 37th St. Ct. W University Place, WA 98466

Exhbit 10.1 Page 43

Section 10.03     Interpretation.  For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
Section 10.04     Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 10.05     Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 10.06     Entire Agreement.  This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.
Section 10.07     Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Seller, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries.
Exhbit 10.1 Page 44

Section 10.08     No Third-party Beneficiaries.  Except as provided in ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 10.09     Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 10.10     Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial.
(a)     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule that would cause the application of Laws of any jurisdiction other than those of the State of Washington.
(b)     ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE WESTERN DISTRICT OF WASHINGTON OR THE COURTS OF THE STATE OF WASHINGTON IN SNOHOMISH COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Exhbit 10.1 Page 45

(c)     Buyer and Seller, each for itself and its successors and assigns, waives any right to a trial by jury in any litigation brought with respect to this Agreement or any term or provision hereof.
Section 10.11     Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.
Section 10.12     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhbit 10.1 Page 46

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:  AMERICAN BREWING COMPANY, INC.

By: /s/
Name:  Neil Fallon
Its: President

BUYER:  AMBREW, LLC

By: /s/
Name:  Brent Hall
Its:  Co-Manager

By: /s/
Name:  Steve Navarro
Its:  Co-Manager

INDIVIDUALLY – AS TO SECTION 6.05 ONLY

/s/
Neil Fallon

/s/
Julie Anderson

LIST OF EXHIBITS

Exhibit A – Tangible Personal Property Listing
Exhibit B – Assumed Liabilities Detail
Exhibit C – Advance Deposit/Interim Finance Agreement
Exhibit D – License for use of name
Exhibit E – Bill of Sale
Exhibit F – Assignment and Assumption Agreement (Contracts)
Exhibit G – Assignment and Assumption of Lease-Production
Exhibit H – Assignment and Assumption of Lease-Warehouse

Exhbit 10.1 Page 47

Exhibit A

Tangible Personal Property Listing

ASSET PURCHASE AGREEMENT

EQUIPMENT COLLATERAL LIST

Premier Stainless	30 BBL Brewhouse	1	$188,600.00	$188,600.00
Rite Engineering	Steam Boiler	1	$28,850.00	$28,850.00
Premier Stainless	60 BBL Fermentation Vessel Jacketed	4	$21,000.00	$84,000.00
Premier Stainless	60 BBL Brite Tank	1	$19,000.00	$19,000.00
Pro Refrigeration	Chiller	1	$59,362.00	$59,362.00
Pro Refrigeration	Walk in Cooler	1	$36,050.00	$36,050.00
Pro Refrigeration	Glycol Heat Exchanger	1	$5,854.00	$5,854.00
	Coil	1	$3,500.00	$3,500.00
Scott Laboratories	Refurbished Filter	1	$20,925.00	$20,925.00
Ager Tank	Mill Machine	1	$3,317.85	$3,317.85
	Auger	1	$1,500.00	$1,500.00
IDD	Keg Washer	1	$23,000.00	$23,000.00
Premier Stainless	50 BBL Fermenation Vessels Jacketed	2	$19,350.00	$38,700.00
Premier Stainless	30 BBL Brite Tank Jacketed	1	$13,300.00	$13,300.00
Pemier Stainless	30 BBL Fermentation Vessels Jacketed	2	$13,950.00	$27,900.00
Skull Coast	60 BBL Brite Tank Jacketed	1	$18,000.00	$18,000.00
Premier Stainless	60 BBL Brite Tank Jacketed	1	$21,100.00	$21,100.00
Zhongde	CIP	1	$500.00	$500.00
eBay	3 comp Sink	1	$458.00	$458.00
RH Brown	Mag Hand Trucks	2	$340.00	$680.00
	Misc - Hoses/fittings/parts	assorted	$2,000.00	$2,000.00
Zhongde	Plate and Frame filter	1	$1,200.00	$1,200.00
	Pilot System 1/2bbl	1	$2,500.00	$2,500.00
Continental	Back Bar Cooler	1	$750.00	$750.00
Home Depot	Pressure Washer	1	$225.00	$225.00
	Air Compressor	1	$900.00	$900.00
~~From Bucha purchase~~	~~Digital Alcohol Meter~~	~~1~~	~~$21,000.00~~	~~$21,000.00~~
Pex Tubing Store	100 plate Heat Exchanger	1	$420.00	$420.00
Dick's Restaurant Supply	Beverage Air 5 Keg Draft Cooler	2	$3,358.00	$6,716.00
Dick's Restaurant Supply	24 x 60 " Tables (w//base)	4	$220.60	$882.40
Dick's Restaurant Supply	Beverage Air 48" Back Bar Refrigerator	1	$2,125.00	$2,125.00
Dick's Restaurant Supply	New Sink and Faucet	1	$876.00	$876.00
Best Buy	60" Flat Screen TV	2	$849.99	$1,699.98
Best Buy	42" Flat Screen TV	2	$499.99	$999.98
Splinter & Slag	10 ' Panel Partitions	3	$400.00	$1,200.00

Exhbit 10.1 Page 48

Dick's Restaurant Supply	Undercounter Dishwasher	1	$3,949.00	$3,949.00
Dick's Restaurant Supply	Bar Stools	30	$68.95	$2,068.50
Dick's Restaurant Supply	New Bar Stools	20	$68.95	$1,379.00
Dick's Restaurant Supply	Turbo Chef Convection Micro Wave Oven	1	$4,495.00	$4,495.00
Dick's Restaurant Supply	Popcorn Machine	1	$825.00	$825.00
Dinerware	Terminal & Brain, Cash Drawer & Power	1	$5,258.19	$2,915.00
Tosca Food Service	True Upright Refrigerator	1	$890.00	$890.00
Cascade Millwork	Custom Table Tops (w/bases)	4	$105.00	$420.00
Golden West Games	Shuffleboard	1	$1,093.05	$1,093.05
Dick's Restaurant Supply	Bar Stools	8	$68.95	$551.60
Dick's Restaurant Supply	24" Round Bistro Tables	2	$54.75	$109.50
Dick's Restaurant Supply	24" Round Bistro Tables	1	$54.75	$54.75
Dick's Restaurant Supply	Bar Stools	6	$54.00	$324.00
Dick's Restaurant Supply	Bar Stools	6	$76.95	$461.70
Mug Club Racks	Wine Barrel Racks	40	$100.00	$4,000.00
BBQ		1	$500.00	$500.00
Lighting				
Asus Laptop	Amanda	1	$472.11	$472.11
Private	Forklift	1	$5,000.00	$5,000.00
OSW	Isuzu 14' Box Van	1	$20,000.00	$20,000.00
Ambrach	1/2 BBL Kegs	216	$129.00	$27,864.00
Ambrach	1/6 BBL Kegs	40	$92.00	$3,680.00
Ambrach	1/2 BBL Kegs	48	$119.00	$5,712.00
Ambrach	1/6 BBL Kegs	50	$89.00	$4,450.00
Ambrach	1/2 BBL Kegs	120	$119.00	$14,280.00
Ambrach	1/2 BBL Kegs	40	$116.00	$4,640.00
Ambrach	1/6 BBL Kegs	30	$86.00	$2,580.00
Keg Club	1/6 BBL Kegs	102	$98.65	$10,062.30
keg Club	1/6 BBL Kegs	102	$96.50	$9,843.00
Keg Club	50 L Kegs	96	$139.00	$13,344.00
Keg Logistics	1/6 BBL Kegs	200	$58.00	$11,600.00
Keg Logistics	1/2 BBL Kegs	200	$86.00	$17,200.00
Keg Logistics	1/2 BBL Kegs	200	$86.00	$17,200.00
Oak Barrels	59 gallon	34	$100.00	$3,400.00
Whiskey Barrels	Diamond Knot	10	$228.00	$2,283.00
			Total	$835,737.72

Exhbit 10.1 Page 49

Exhibit B

Assumed Liabilities Detail

ASSET PURCHASE AGREEMENT

Liability	Value
Keg Deposits	Approx. $50,000 – varies by day
Rich Roberts Severance	Approx. $37,000 – 3 month's salary
Harbor Square Leases	Approx. $149,000 – Oct 1 is first payment
Hops Contracts GWM	In excess of $100,000 – already provided

Operating / Non-material liabilities

As of 9/21/15

Devil Craft – Japanese Dist. Prepaid in the amount of $2050.

GWM – Grain/hops. ABC pays $17,800. Pacific pays ~$1900 plus anything ordered through close

Mobile Bottling – ABC pays $10,800. Pacific pays ~$6300 plus anything ordered through close

NW Canning – ABC pays $2442.97. Pacific pays $0 plus anything ordered through close

NUCO2 – ~ $750/mo. CO2 contract is non-assumable.

Marlin – Surveillance cameras $274.97/mo.

Commercial Chemtech - Regular boiler maintenance, ~$182/mo.

Exhbit 10.1 Page 50

Exhibit C

Advance Deposit Agreement

Exhbit 10.1 Page 51

Exhibit D

Form of License to Use Corporate Name

LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("Agreement"), effective as of ___________________, 2015 ("Effective Date"), is by and between AMBREW, LLC, a Washington limited liability company, having an address at 615 Commerce Street, Suite 101, Tacoma, WA 98402 ("Licensor") and AMERICAN BREWING COMPANY, INC., having an address at ___________________________________ ("Licensee").

Following Closing under a certain Asset Purchase Agreement dated September ______, 2015 between Licensor and Licensee (the "Purchase Agreement"), Licensor is the exclusive owner of all rights in trade names and trademarks comprised of or including "American Brewing".

Licensee wishes to obtain a license from Licensor for its limited use the trade name "American Brewing" after Closing under the Purchase Agreement.

In consideration of the foregoing, the mutual covenants and undertakings set forth herein, and other good and valuable consideration, the parties agree as follows:

1.            DEFINITIONS

1.1.    "Authorized Use" of the Licensed Intellectual Property shall only include Licensor's winding up and transitioning from using of the corporate name "American Brewing", with such use not including any active conduct of a trade or business, whether related to breweries or otherwise.

1.2.    The term "Licensed Intellectual Property" shall mean the trade name comprised of "American Brewing" and specifically excludes the use of the trade name "American Brewing Company" and other intellectual property rights transferred under the Purchase Agreement, including, without limitation, the domain names americanbrewing.com and americanbrewingcompany.com.

1.3.    The term "License Term" shall be from the Effective Date until earlier of (a) the date that is 12 months thereafter or (b) the date of Licensee's uncured breach hereunder as provided for in Section 5.2.

1.4.    Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

2.            GRANT OF LICENSE.  Licensor hereby grants to Licensee a non-exclusive license to use the Licensed Intellectual Property for the Authorized Use for the License Term.

3.            USE OF LICENSED INTELLECTUAL PROPERTY; INDEMNIFICATION.

3.1.            Licensee shall not use the Licensed Intellectual Property in any manner or engage in any actions it knows or should know may damage or tend to damage or diminish the reputation of Licensor or the value of the Licensed Intellectual Property.

Exhbit 10.1 Page 52

3.2.            At all times Licensee shall comply with all applicable laws pertaining to the Licensed Intellectual Property and its Authorized Use thereof.

3.3.            Regardless of the License Term and the Authorized Use, Licensee agrees to take all commercially reasonable steps to expeditiously change its legal name and discontinue use of the Licensed Intellectual Property as soon as possible after Closing.

3.4.            Licensee agrees to indemnify and hold harmless Licensor (including its managers, members, agents, affiliates and representatives) (collectively, the "Licensor Parties") for and from  any costs, liabilities, expenses, fees (including, without limitation, attorney fees), losses or charges incurred by the Licensor Parties that result from Licensee's use of the Licensed Intellectual Property or a breach of this Agreement.

4.            CONSIDERATION.  The license granted by this Agreement is a material element of the terms of the sale of the Business from Licensor to Licensee pursuant to the Purchase Agreement, and no additional royalties or payments separate from the terms of that sale are required to support the license granted herein.

5.            TERM OF LICENSE.

5.1.            The License granted herein shall be for the License Term.  This Agreement may be renewed or extended by the parties on mutual agreement.

5.2.            Licensor may terminate this Agreement by providing Licensee with ten (10) days' written notice setting forth the breach upon which the termination is based.  If Licensee cures the breach within the 10-day period, then this Agreement and the license granted herein shall remain intact.

6.            ACTIONS UPON TERMINATION OR EXPIRATION.

6.1.            Upon termination or expiration of this Agreement, Licensee shall immediately cease and desist all use of the Licensed Intellectual Property, with the exception that Licensee may keep historical documents necessary to maintain complete records for the ongoing Business acquired by Licensee from Licensor pursuant to the Purchase Agreement.

6.2.            Upon termination or expiration of this Agreement Licensee shall refrain from use or registration of any name that is comprised of or includes "American Brewing" or the like.

Exhbit 10.1 Page 53

7.            OWNERSHIP.  Licensee acknowledges that Licensor owns the Licensed Intellectual Property, and nothing in this Agreement alters or changes that ownership.  Licensee acknowledges that its use of the Licensed Intellectual Property inures to the benefit of Licensor.

8.            REPRESENTATIONS AND WARRANTIES.

8.1.            Licensor represents and warrants as follows: (a) Licensor is a limited liability company duly created, validly existing, and in good standing under the laws of the State of Washington and (b) Licensor has the ability and capacity to perform its obligations under this Agreement or to cause such obligations to be performed.

8.2.            Licensee represents and warrants as follows: (a) Licensee is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Washington; and (b) Licensee has the ability and capacity to perform its obligations under this Agreement or to cause such obligations to be performed.

9.            MISCELLANEOUS.

9.1.          This Agreement may not be assigned or encumbered by Assignee, except as otherwise stated herein, and any attempt at such assignment or encumbrance shall be void.

9.2.          Any notice required or permitted to be given hereunder to any parties shall be deemed given when in writing and delivered by a nationally recognized overnight courier or by the U.S. Postal Service.  Notice will be deemed effective at the time of delivery shown on the receipt in each case.  Delivery shall be made to the following addresses indicated for each Party herein or to such other address as such Party may, from time to time by written notice, designate to the other:

Licensee:	AMERICAN BREWING COMPANY, INC.
ATTN: ______________________
_____________________________
_____________________________

Licensor:	AMBREW, LLC
ATTN: Bret Hall
615 Commerce Street, Suite 101
Tacoma, WA 98402

9.3.            Subject to the restriction on assignment, this Agreement shall be binding upon and inure to the benefit of the personal representatives, successors-in-interest, heirs, and permitted assigns or transfers of the Parties hereto.

Exhbit 10.1 Page 54

9.4.            The captions at the beginning of each numbered Section in this Agreement are solely for the convenience of the parties and should not be construed as being part of this Agreement or used as an aid in the interpretation hereof.

9.5.            All questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of Washington.  Licensor and Licensee consent to a finding of personal jurisdiction and venue in Tacoma, Washington in any action necessary to enforce any terms of this Agreement.  Any proceedings arising out of this Agreement shall take place in the United States District Court in Tacoma, Washington.

9.6.            Nothing in this Agreement creates an agency, partnership, joint venture or similar relationship between the parties.

9.7.            The terms of this Agreement are the final and entire understanding between Licensor and Licensee concerning the use of the Licensed Intellectual Property.

9.8.            This Agreement may only be amended or modified by a writing executed by both parties.

9.9.            If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions or portions of this Agreement shall not be affected thereby and shall remain in full force and effect.

9.10.            The waiver by either party hereof of any breach of or failure to comply with any provision of this Agreement shall not be construed as or constitute a continuing waiver of said breach or default, or waiver of any other breach of or failure to comply with any provision of this Agreement.  No waiver of any provision of this Agreement shall be effective unless specifically made in writing and signed by officers of Licensor and Licensee.

9.11.            This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one original instrument.

9.12.            In the event any litigation or arbitration is required to enforce the terms of this Agreement, the prevailing party shall be entitled to recover all reasonable costs, fees and expenses incurred in association with such action (including those incurred on appeal).

Exhbit 10.1 Page 55

IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be executed by their duly-authorized officers or managers effective _____________________, 2015.

LICENSOR: AMBREW, LLC	LICENSEE: AMERICAN BREWING COMPANY, INC.

By: /s/	By: /s/
Name: Brent Hall	Name: Neil Fallon
Its: Co-Manager	Its: President

By: /s/
Name: Steve Navarro
Its: Co-Manager

Exhbit 10.1 Page 56

Exhibit E

Form of Bill of Sale

BILL OF SALE
__________________, 2015

THIS BILL OF SALE (this "Bill of Sale") is being executed and delivered by AMERICAN BREWING COMPANY, INC., a Washington corporation ("Seller"), pursuant to that certain Asset Purchase Agreement (the "Agreement") dated as of September ___, 2015, by and between Seller and AMBREW, LLC, a limited liability company ("Buyer").  Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

1.            NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller does hereby transfer, convey and assign to Buyer, all its right, title and interest in and to the Purchased Assets, including, without limitation, the federal trademark "AMERICAN BREWING COMPANY" as currently registered in the supplemental register of the US Patent and Trademark Office, registration number 4333045, serial number 85448257 and all common law and other rights to any of the Business trade names, trademarks, copyrights and other intellectual property.

2.            TO HAVE AND TO HOLD said Purchased Assets unto Buyer, Buyer's representatives, successors and assigns, to and for its or their uses forever.  Seller hereby represents and warrants it has good and marketable title to all such Purchased Assets and has the right to transfer its interest in such Purchased Assets, and Seller will defend Buyer's title to said Purchased Assets against all and every person and persons whomsoever.

3.            To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Agreement, the terms and provisions of the Agreement will govern.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed effective as of this ___ day of _______________________, 2015.

SELLER: AMERICAN BREWING COMPANY, INC.
By:__________________________________ Name: _______________________________ Title: President

Exhbit 10.1 Page 57

Exhibit F

Assignment and Assumption Agreement (Contracts)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment and Assumption") is entered into as of the ___ day of _________________, 2015, by and between AMBREW, LLC, a Washington limited liability company ("Assignee"), and AMERICAN BREWING COMPANY, INC., a Washington corporation ("Assignor"), pursuant to the Asset Purchase Agreement dated as of September ___, 2015, by and between Assignor and Assignee (the "Agreement").  Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
Section 1.  Assignment.  Subject to the terms and conditions of the Agreement, Assignor does hereby assign, grant, transfer and set over unto the Assignee all of Assignor's rights, benefits, privileges, causes of action and remedies under all of the contracts listed on Exhibit A hereto (the "Assigned Contracts"), together with such other rights, causes of action and remedies as may arise by operation of law, in law or equity, in connection with any of such Assigned Contracts.
Section 2.  Assumption.  Subject to the terms and conditions of the Agreement, Assignee hereby accepts the assignment in Section 1 hereof and, from and after the date hereof, will assume, perform and discharge all of the Assumed Liabilities as provided in Section 2.03 of the Agreement.
Section 3.  No Amendment.  This Assignment and Assumption shall not alter, modify or amend the terms of the Assigned Contracts in any respect, nor shall it subject Assignee to any greater liabilities, obligations or duties in connection therewith than would have been enforceable against Assignor.
Section 4.  Binding Effect.  This Assignment and Assumption shall be binding upon and shall inure to the benefit of the parties thereto and their respective successors and assigns.
Section 5.  Governing Law.  This Assignment and Assumption shall be governed by and interpreted in accordance with the laws of the State of Washington.
Section 6.  Conflicts.  To the extent there is a conflict between the terms and provisions of this Assignment and Assumption and the Agreement, the terms and provisions of the Agreement will govern.

(signatures follow)
The parties hereto have executed this Assignment and Assumption as of the date first written above.
LICENSOR: AMBREW, LLC	LICENSEE: AMERICAN BREWING COMPANY, INC.

By: /s/	By: /s/
Name: Brent Hall	Name: Neil Fallon
Its: Co-Manager	Its: President

By: /s/
Name: Steve Navarro
Its: Co-Manager

Exhbit 10.1 Page 58

Exhibit G

Lease Assignment and Assumption Agreement - Production

ASSIGNMENT AND ASSUMPTION AGREEMENT
This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment and Assumption") is entered into by and between AMBREW, LLC, a Washington limited liability company ("Assignee"), and AMERICAN BREWING COMPANY, INC., a Washington corporation ("Assignor"), pursuant to the Asset Purchase Agreement dated as of September ___, 2015, by and between Assignor and Assignee (the "Agreement").  Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.  Assignor and Assignee, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:
1.            Assignor, who is the Tenant under the below-described Lease (referred to as the Lease Agreement-Production in the Agreement), hereby bargains and sells, grants, conveys, assigns, transfers, sets over, confirms and delivers to Assignee, its successors and assigns, to have and to hold the same unto the Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the following described lease (the "Lease"), which is also attached as Exhibit A hereto:
Landlord:	Port of Edmonds, a Washington port district

Tenant:	American Brewing Company, Inc.

Date of Lease:	June 25, 2010, as amended on []

Property Leased:	Commonly known as 102A-D, Building 4, 180 West Dayton, Edmonds, Snohomish County, WA; legal description: see attached Exhibit B
2.            Assignee hereby assumes and agrees to pay, perform and discharge, as they become due, without any charge or cost to Assignor, all covenants and obligations of Assignor under the Lease.
3.            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be dated and effective on this ___ day of _________________, 2015.

ASSIGNOR:
AMERICAN BREWING COMPANY, INC.

By:_________________________________
Name:  ______________________________
Its:  President

CONSENTED TO BY LANDLORD:
PORT OF EDMONDS
___________________________________
By:  _______________________________
Its:  _______________________________

ASSIGNEE: AMBREW, LLC By:_________________________________ Name: Brent Hall Its: Co-Manager By:_________________________________ Name: Steve Navarro Its: Co-Manager

(notaries follow)
Exhbit 10.1 Page 59

STATE OF WASHINGTON              )
) ss.
County of _________________      )
On this day personally appeared before me _______________________, to me known to be the President of AMERICAN BREWING COMPANY, INC., a Washington corporation, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.
Given under my hand and official seal this _____ day of ____________, 2015

___________________________________________
(Print/Type Name): ___________________________
Notary Public in and for the State of Washington
Residing at __________________________________
My appointment expires: _______________________

STATE OF WASHINGTON              )
) ss.
County of _________________      )
On this day personally appeared before me Brent Hall, to me known to be a Co-Manager of AMBREW, LLC, a Washington limited liability company, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.
Given under my hand and official seal this _____ day of ____________, 2015

___________________________________________
(Print/Type Name): ___________________________
Notary Public in and for the State of Washington
Residing at __________________________________
My appointment expires: _______________________

Exhbit 10.1 Page 60

STATE OF WASHINGTON              )
) ss.
County of ________________          )
On this day personally appeared before me Steve Navarro, to me known to be a Co-Manager of AMBREW, LLC, a Washington limited liability company, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.
Given under my hand and official seal this _____ day of ____________, 2015

___________________________________________
(Print/Type Name): ___________________________
Notary Public in and for the State of Washington
Residing at __________________________________
My appointment expires: _______________________

STATE OF WASHINGTON              )
) ss.
County of _________________      )
On this day personally appeared before me ______________________, to me known to be the ___________________ of the PORT OF EDMONDS, a Washington port district, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said ___________________, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.
Given under my hand and official seal this _____ day of ____________, 2015

___________________________________________
(Print/Type Name): ___________________________
Notary Public in and for the State of Washington
Residing at __________________________________
My appointment expires: _______________________

Exhbit 10.1 Page 61

Exhibit H

Lease Assignment and Assumption - Warehouse

ASSIGNMENT AND ASSUMPTION AGREEMENT
This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment and Assumption") is entered into by and between AMBREW, LLC, a Washington limited liability company ("Assignee"), and AMERICAN BREWING COMPANY, INC., a Washington corporation ("Assignor"), pursuant to the Asset Purchase Agreement dated as of September ___, 2015, by and between Assignor and Assignee (the "Agreement").  Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.  Assignor and Assignee, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:
1.            Assignor, who is the Tenant under the below-described Lease (referred to as the Lease Agreement-Warehouse in the Agreement), hereby bargains and sells, grants, conveys, assigns, transfers, sets over, confirms and delivers to Assignee, its successors and assigns, to have and to hold the same unto the Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the following described lease (the "Lease"), which is also attached as Exhibit A hereto:
Landlord:	Port of Edmonds, a Washington port district

Tenant:	American Brewing Company, Inc.

Date of Lease:	November 12, 2013, as amended on December 24, 2014

Property Leased:	Commonly known as 102A-D, Building 5, 170 West Dayton, Edmonds, Snohomish County, WA; legal description: see attached Exhibit B

2.            Assignee hereby assumes and agrees to pay, perform and discharge, as they become due, without any charge or cost to Assignor, all covenants and obligations of Assignor under the Lease.
3.            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be dated and effective on this ___ day of _________________, 2015.

ASSIGNOR:
AMERICAN BREWING COMPANY, INC.

By:_________________________________
Name:  ______________________________
Its:  President

CONSENTED TO BY LANDLORD:
PORT OF EDMONDS
___________________________________
By:  _______________________________
Its:  _______________________________

ASSIGNEE: AMBREW, LLC By:_________________________________ Name: Brent Hall Its: Co-Manager By:_________________________________ Name: Steve Navarro Its: Co-Manager

(notaries follow)
Exhbit 10.1 Page 62

STATE OF WASHINGTON              )
) ss.
County of _________________      )
On this day personally appeared before me _______________________, to me known to be the President of AMERICAN BREWING COMPANY, INC., a Washington corporation, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.
Given under my hand and official seal this _____ day of ____________, 2015

___________________________________________
(Print/Type Name): ___________________________
Notary Public in and for the State of Washington
Residing at __________________________________
My appointment expires: _______________________

STATE OF WASHINGTON              )
) ss.
County of _________________      )
On this day personally appeared before me Brent Hall, to me known to be a Co-Manager of AMBREW, LLC, a Washington limited liability company, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.
Given under my hand and official seal this _____ day of ____________, 2015

___________________________________________
(Print/Type Name): ___________________________
Notary Public in and for the State of Washington
Residing at __________________________________
My appointment expires: _______________________

Exhbit 10.1 Page 63

STATE OF WASHINGTON              )
) ss.
County of ________________          )
On this day personally appeared before me Steve Navarro, to me known to be a Co-Manager of AMBREW, LLC, a Washington limited liability company, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.
Given under my hand and official seal this _____ day of ____________, 2015

___________________________________________
(Print/Type Name): ___________________________
Notary Public in and for the State of Washington
Residing at __________________________________
My appointment expires: _______________________

STATE OF WASHINGTON             )
) ss.
County of _________________       )
On this day personally appeared before me ______________________, to me known to be the ___________________ of the PORT OF EDMONDS, a Washington port district, that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said ___________________, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.
Given under my hand and official seal this _____ day of ____________, 2015

___________________________________________
(Print/Type Name): ___________________________
Notary Public in and for the State of Washington
Residing at __________________________________
My appointment expires: _______________________

Exhbit 10.1 Page 64

Disclosure Schedule 4.03

Third Party Consents Required

Hops contracts

Lease agreements

Marlin security lease

C02 supplier

Crown

Exhbit 10.1 Page 65

Disclosure Schedule 4.05

Outstanding Purchase and Sale Commitments

Hops Contracts:

I. Country Malt Group, Quote HOPCOO1016
2. Country Malt Group, Quote HOPC001647
3. Country Malt Group, Quote HOPC000858
4. Country Malt Group, Quote HOPC000865
5. Country Malt Group, Quote HOPC000864
6. Country Malt Group, Quote HOPC003942
7. Country Malt Group, Quote HOPC003943
8. Country Malt Group, Quote HOPCOO1941
9. Country Malt Group, Quote HOPC001015
10. Country Malt Group, Quote HOPC001646

Grain, yeast, cans, bottles, are all open account

Exhbit 10.1 Page 66

Disclosure Schedule 4.07

Material Contracts

Hops contracts on DS 4.05

Click Wholesale Distributing, Inc.

Exhbit 10.1 Page 67

Disclosure Schedule 4.08

Ownership Exceptions

C02 tanks are owned by supplier

Exhbit 10.1 Page 68

Disclosure Schedule 4.10

Intellectual Property Listing

Beer names and labels - see 4.20

Trademark Application –

"American Brewing Company", application serial number 85448257, filed October 24,
2011

Domain names:

Americanbrewing.com

Americanbrewingcompany.com

Website and content is owned

Domain and email hosted with Media Temple (mediatemple.com)

Exhbit 10.1 Page 69

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Exhbit 10.1 Page 70

Disclosure Schedule 4.11

Keg Inventory, Location, and Deposit Detail

See Attached

Exhbit 10.1 Page 71

American Brewing Company

Physical Inventory ~~March 31, 2014~~ 9/30/15

Physical Inventory

Septmeber 30, 2015

Walk In Cooler	Qty	Size	Style	P/Unit Cost	Extension
		Pounds			
HOPS	8	44	Hallertau		
	1	22	Hallertau		
	1	5.5	French Aramis		
	1	3.5	Zythos		
	1	11	Chinook		
	1	22	Falconer Flight		
	1	24	Amarillo		
	1	44	Mosaic		
	1	22	Mosaic		
	1	12	Mosaic		
	1	22	Columbus		
	1	3	Columbus		
	1	4	Simcoe		
	1	44	Columbus		
	1	14	Falconer Flight		
	1	8	Chinook		
	1	22	Hallertau		
	1	8	Hallertau		
	2	44	Centennial		
	1	3.5	Centennial		
	1	22	Cascade		
	1	20.5	Cascade		
	1	42.5	Citra		
	1	44	Saaz		
	1	22	Saaz		
	1	10.5	Saaz

Exhbit 10.1 Page 72

American Brewing Company
Physical Inventory ~~March 31, 2014~~ 9/30/15

FINISHED GOODS					
	178	Cs Bottles	Breakaway		
	9	Bottles	Breakaway		
	179	Cs Bottles	Blonde		
	6	Bottles	Blonde		
	116	Cs Bottles	Flying Monkey		
	7	Bottles	Flying Monkey		
	11	Cs Bottles	Breakaway		
	39	Cs Bottles	Blonde		
	6	Bottles	Blonde		
	460	Cs Cans	Breakaway		
	105	Cs Cans	Blonde		
	200	Cs Cans	Blonde		
	216	Cs Cans	Flying Monkey		
	12	Ea Cans	Blonde		
	49	Cs Bottles	Courage		
	71	Cs Bottles	Scotch		
	6	1/6 BBL	Blonde		
	18	1/2 BBL	Blonde		
	8	1/2 BBL	IPA		
	17	1/6 BBL	Stout		
	6	1/2 BBL	Stout		
	27	1/6 BBL	Saison		
	16	1/2 BBL	Saison		
	8	50L	Saison		
	6	Cs Bottles	Saison		
	10	Bottles	Saison		
	1	1/2 BBL	Palegater		
	4	1/6 BBL	Flying Monkey		
	6	1/2 BBL	Flying Monkey		
	20	1/6 BBL	Flying Monkey		
	1	1/2 BBL	Flying Monkey		
	1	50 L	Flying Monkey		
	20	1/6 BBL	Fall Harvest

Exhbit 10.1 Page 73

American Brewing Company

Physical Inventory ~~March 31, 2014~~ 9/30/15

	17	1/6 BBL	Palegater		
	24	1/2 BBL	Palegater		
	10	Bottles	Palegater		
	5	Cs Bottles	Fall Harvest		
	11	Bottles	Fall Harvest		
	11	Cs Cans	Flying Monkey		
	12	Cans	Flying Monkey		
	1	Cs Cans	Breakaway		
	16	Cans	Breakaway		
	6	Bottles	Blonde		
Waiting to be put into Oak BBL's for Sour Program	4	1/2 BBL	Saison		
Waiting to be put into Oak BBL's for Sour Program	1	1/2 BBL	Saison - almost empty		
T/Room Supply	1	1/2 BBL	Saison		
	2	1/2 BBL	Stout		
	1	1/6 BBL	Flying Monkey		
	2	1/2 BBL	Flying Monkey		
	2	50L	Flying Monkey		
Set aside for Sour Program	2	1/2 BBL	Stout		
	3	1/2 BBL	Stout		
	2	1/2 BBL	Saison		
	1	1/2 BBL	Palegater		
	3	1/6 BBL	Courage		
	7	1/2 BBL	Courage		
	1	1/2 BBL	Blonde		
	3	1/2 BBL	IPA		
	7	1/6 BBL	Fall Harvest		
	4	1/2 BBL	Fall Harvest		
	1	1/6 BBL	Flying Monkey		
	2	1/2 BBL	Flying Monkey		
Staged Orders / Shrink Wrapped and ready to go:					
Craig Stein Inv#128070	2	1/2 BBL	Flying Monkey		
	4	1/2 BBL	Stout		
	8	1/2 BBL	Flying Monkey

Exhbit 10.1 Page 74

American Brewing Company

Physical Inventory ~~March 31, 2014~~ 9/30/15

	4	1/6 BBL	Breakaway		
	4	1/6 BBL	Stout		
	10	Cs Cans	Breakaway		
	10	Cs Cans	Blonde		
	15	Cs Cans	Flying Monkey		
	10	Cs Bottles	Breakaway		
	10	Cs Bottles	Stout		
King Invoice#128067	4	1/2 BBL	Palegater		
	4	1/6 BBL	Breakaway		
	4	1/6 BBL	Palegater		
	12	Cs Bottles	Breakaway		
	6	Cs Bottles	Stout		
	8	Cs Cans	Breakaway		
	6	Cs Cans	Flying Monkey		
	1	Cs Bottles	Fall Harvest		
Crown Invoice#128072	4	1/2 BBL	Blonde		
	12	1/2 BBL	Flying Monkey		
	16	1/2 BBL	Breakaway		
	4	1/2 BBL	Stout		
	16	1/6 BBL	Breakaway		
	4	1/6 BBL	Stout		
	50	Cs Cans	Breakaway		
	15	Cs Bottles	Blonde		
	30	Cs Bottles	Flying Monkey		
Keg Count					
	159	**1/6 BBL**			
	169	**1/2 BBL**			
	11	**50 L**			
Brewery - Tanks	Gallons	BBL's	# of Kegs	Style	P/Unit Cost

Exhbit 10.1 Page 75

American Brewing Company

Physical Inventory ~~March 31, 2014~~ 9/30/15

BB1 - 60 BBL	1737.17			Blonde	
Less: 179 cs Bttles, 289 Cs Cans					
BB2 - 30 BBLS	839.44			Fireside Farmhouse	
BB3 - 60 BBLs	Empty				
BB4 - 60 BBL	1711.38			Breakaway	
Less: 178 Cs Bttle, 290 Cs Cans, 31 1/6 BBL					
FV1 - 60 BBL	1863.66			Breakaway	
FV2 - 60 BBL	Empty				
FV3 - 50 BBL	Empty				
FV4 - 50 BBL	920.3			Blonde	
FV5 - 30 BBL	779.36			Red Blooded	
FV6 - 30 BBL	909.13			Red Blooded	
FV7 - 60 BBL	Empty				
FV8 - 60 BBL	Empty				
Brewhouse	Empty				
TASTING ROOM	**Qty**	**Size**	**Style**		
Cabernet Oak Barrels	4	59 Gal	Saison		
Keg Coolers	1	1/2 BBL	Breakaway		
Keg Coolers	1	1/2 BBL	Flying Monkey		
Keg Coolers	1	1/2 BBL	Palegater		
Keg Coolers	1	1/2 BBL	Baltic Porter		
Keg Coolers	1	1/2 BBL	Stout		
Keg Coolers	1	1/6 BBL	Blonde		
Keg Coolers	1	1/2 BBL	Saison		
Keg Coolers	1	50 L	Fall Harvest		
Keg Coolers	1	1/2 BBL	Courage

Exhbit 10.1 Page 76

American Brewing Company

Physical Inventory ~~March 31, 2014~~ 9/30/15

Keg Count	1	1/6 BBL			
	1	50 L			
	7	1/2 BBL			
Loft	Qty	Size	Style	p/Unit Cost	Extension
	21	55	Pilsner		
	16	50	Munich		
	3	50	DE		
	1	50	WA Select		
	1	55	Chocolate		
	0.5	55	Pale Chocolate		
	0.25	55	Maris Otter		
	1	55	Black Malt		
	0.5	55	Melanoidin		
	0.25	50	Vienna		
	1	55	Maris Otter		
	0.5	55	Pilsner		
	0.5	55	Rauch Malt		
	0.25	55	Munich		
	1	55	Red X		
	0.5	55	Chocolate		
	0.75	55	Roasted Rye		
	0.5	50	Pale		
	0.75	50	Midnight Wheat		
	0.25	55	Pilsner		
	0.5	50	Rye Malt		
	0.5	50	Sof White Wheat		
	0.5	50	Cara Pils		
	0.5	55	Cara 30-37		
	0.75	55	Caramel Munich 80		
	0.25	55	Crystal 135-165		
	0.5	55	Brown

Exhbit 10.1 Page 77

American Brewing Company

Physical Inventory ~~March 31, 2014.~~ 9/30/15

	0.5	50	Caramel Malt 10L		
	0.25	50	Flaked Corn		
	0.5	50	Lt Wheat Malt		
	0.5	55	Acidulated Malt		
	0.75	55	Roast Barley		
	1	2 #	Bitter Orange Peel		
	1	0.5 #	Sweet Orange Peel		
	1	1 #	Corriander Seed		
	1	4 oz	Pink Peppercorn		
	1	7 oz	Himalayan Salt		
	1	.5 oz	Pink Peppercorn		
	1	1 oz	Cinamon Sticks		
Mill Room	Qty	Size	Style	p/Unit Cost	Extension
	2	55	Cara 30-37		
	4	50	Munich		
	12	50	GWM Pale		
Second Warehouse	Qty	Size	Style	p/Unit Cost	Extension
Jack Daniels Kegs	10	53 Gal	Stout (Valor)		
Cabernet Wine Barrels	4	59 Gal	Empty		
Cabernet Wine Barrels	2	59 Gal	Session		
Cabernet Wine Barrels	6	59 Gal	Saison		
Cabernet Wine Barrels	6	59 Gal	Fall Harvest		
	11	55	Acidulated Malt		
	1	55	Maris Otter		
	1	55	Coffee Malt		
	17	50	GW Pale		
	8	50	Vienna		
	1	55	Pilsner		
	26	50	GWM Pale Ale		
	2	55	Chocolate		
	4	55	Roasted Barley		
	4	55	Crystal 135-165

Exhbit 10.1 Page 78

American Brewing Company

Physical Inventory ~~March 31, 2014~~ 9/20/15

	2	55	Cara 30-37		
	4	50	Rolled Oats		
CANS - Empty					
	8	Tall Stack	21 rows each	Breakaway	
	1	Short Stack	10 rows	Breakaway	
	1	Short Stack	9 Rows	Breakaway	
	1	Short Stack	9 Rows	Blonde	
	1		3 Rows	Blonde	
	13	Short Stack	9 Rows	IPO IPA	
	1		2 rows	Flying Monkey	
KEGS - EMPTY	Qty	Size			
Upstairs Loft	3	1/6 BBL	Korny Kegs	Did not Count these, we inherited them from Skip	
	3	1/4 BBL	Golden	Did not Count these, we inherited them from Skip	
	1	1/3 BBL	Firkin	Did not Count these, we inherited them from Skip	
Empty Kegs On Brewery Side of Building	44	1/2 BBL			
	18	50 L			
	46	1/6 BBL			
Second Warehouse	1	?	Golden	Entryway	Did not Count this, we inherite
	2	1/2 BBL		Entryway	
	1	1/2 BBL			
	16	1/2 BBL		Stretch Wrapped	
	48	1/2 BBL			
	16	1/2 BBL			
	32	1/2 BBL			
	16	1/2 BBL			
	13	1/2 BBL			
	64	50 L			
	16	50 L

Exhbit 10.1 Page 79

American Brewing Company

Physical Inventory ~~March 31, 2014~~ 9/30/15

	16	1/2 BBL			
	4	1/6 BBL			
	13	1/2 BBL	Bad		
	2	1/6 BBL	Bad		
Total Empty Kegs	**212**	**1/6 BBL**			
	393	**1/2 BBL**			
	110	**50 L**			
Grand Total Of Kegs On Premise					
	372	1/6 BBL			
	569	1/2 BBL			
	122	50 L

Exhbit 10.1 Page 80

Disclosure Schedule 4.12

Material Suppliers and Customers

See DS 4.05 for hops

Click Wholesale Distributing, Inc. is distributor

Exhbit 10.1 Page 81

Disclosure Schedule 4.14

Actions and Proceedings

None

Exhbit 10.1 Page 82

Disclosure Schedule 4.15

Legal Compliance

No exceptions

Exhbit 10.1 Page 83

Disclosure Schedule 4.18

Employee Detail

See attached

Exhbit 10.1 Page 84

Exhbit 10.1 Page 85

Exhbit 10.1 Page 86

Exhbit 10.1 Page 87

Job Description

Master Brewer
Assistant Brewer
Cellar man / Distributor Lisason
Cellar Man / Part - Time approx 40 hours / month

Tasting Room Manager

Bar Back                                        Plus $500 p/month to handle all social media
Bar Back
Bar Back

Sales Manager

Exhbit 10.1 Page 88

Disclosure Schedule 4.20

Product Listing

See attached

Exhbit 10.1 Page 89

American Brewing Company - Beer Names since 2011

Afternoon Delight
American Blonde
American Session Ale
Baltic Porter
Big Bad Plaid Scotch Ale
Big Pucker Sour Ale
Brave American Brown Ale
Breakaway IPA
Cabernet Stout
Captain Munson IPA
Courage American Wheat Ale
Decadence Imperial Chocolate Stout
Ed's Red
Fall Harvest
Fed White & Brew ESB
Flying Monkey Pale Ale
Harvest Gold Marzen
Harvest Gold Marzen
HatTrick Triple IPA
Heart of Gold Kolsch
High Stick Imperial Red
Hop Skip & Go Natural Organic Pale Ale
Impaler Pale Ale
IPO IPA
Midnight Ride Vanilla Stout Porter
Night Moves Rye Porter
Palegater Session Pale Ale
Penalty Box Pilsner
Piper's Scotch Ale
Power Play ImperiallPA
Red Blooded American Imperial Red IPA
Revolutionary RyePA
Stupid Sexy Flanders
US vs Them Pale Ale
Winter Classic

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Disclosure Schedule 4.22

Related Party Transactions

None

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